Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 24, 2005 relating to the financial statements of Scottish Power plc, which appears in Scottish Power plc’s Annual Report on Form 20-F for the year ended March 31, 2005.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Glasgow
January 20, 2006